Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Greg Scholl, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of The Orchard Enterprises, Inc. for the quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Orchard Enterprises, Inc.

Dated: November 12, 2008	/s/ Greg Scholl
Greg Scholl
Chief Executive Officer

I, Nathan Fong, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of The Orchard Enterprises, Inc. for the quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Orchard Enterprises, Inc.

Dated: November 12, 2008	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer